Power of Attorney
Know all by these presents, that the undersigned hereby constitutes and appoints each of Lew Belote and James Caulfield, signing singly, the undersigned's true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned, in the undersigned'scapacity as an officer and/or director of Move, Inc., Forms 3, 4,and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned,which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendmentsthereto, and timely file such form with the United State Securities andExchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with theforegoing which, in the opinion of such attorney-in-fact, may be benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full powerof
substitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights andpowers herein granted.
The undersigned acknowledges that
the foregoing attorneys-in-fact, in
serving in such capacity at the request
of the undersigned's responsibilities
to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain
in full force until the undersigned
is no longer required to file
Form 3, 4, and 5 with respect
to the undersigned's holdings of
and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writingdelivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 13, 2007.

/S/ Thomas M. Stevens
___________________________________
Thomas M. Stevens